Exhibit 99.1

EARNINGS RELEASE

USCB Financial Holdings, Inc. Reports Fourth Quarter 2021 Results and Announces Share Repurchase Program

MIAMI – January 27, 2022 – USCB Financial Holdings, Inc. (the “Company”) (NASDAQ: USCB), reported net income of $5.7 million or $0.30 per diluted share for the three months ended December 31, 2021, compared with net income of $4.2 million or $0.67 and $0.14 per diluted share for Class A and Class B common stock, respectively, for the same period in 2020. Net income for the year ended December 31, 2021, was $21.1 million or $(6.72) per diluted common share compared with net income of $10.8 million or $1.50 and $0.30 per diluted share for Class A and Class B common stock, respectively, for the same period in 2020.

Operating net income per diluted share (non-GAAP) for the year ended December 31, 2021 was $1.81 compared to operating net income per diluted share (non-GAAP) for the same period in 2020 of $1.50 and $0.30 for Class A and Class B common stock, respectively. Operating net income per diluted share (non-GAAP) for the year ended December 31, 2021 excludes the $89.6 million one-time accounting impact of the exchange and redemption of the preferred shares. A reconciliation of non-GAAP measures to GAAP measures appears at the end of this press release.

On December 21, 2021, the Company entered into agreements with the Class B shareholders to exchange all outstanding Class B non-voting common stock for Class A voting common stock at a ratio of 5 to 1. On the same day, a total of 6,121,052 shares of Class B common stock was exchanged for 1,224,212 shares of Class A common stock. As of December 31, 2021, the Company’s only class of shares issued and outstanding were Class A common stock.

Effective December 30, 2021, the Company became the parent bank holding company of U.S. Century Bank (the “Bank”). Each share of the Bank was exchanged for one share of the Company, making the Bank a wholly owned subsidiary of the Company. Shares of the Company continue to trade under ticker symbol “USCB” on the Nasdaq Global Market. Due to the reorganization, the Company is subject to periodic filings with the Securities Exchange Commission (“SEC”) instead of the Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2021, all the business of the Company is conducted by the Bank.

On January 24, 2022, the Board of Directors approved a share repurchase program of up to 750,000 shares of Class A common stock. Under the repurchase program, the Company may purchase shares of Class A common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions, or other means. The repurchase program has no expiration date and may be modified, suspended, or terminated at any time. Repurchases under this program will be funded from the Company’s existing cash and cash equivalents or future cash flow.

“Over the course of 2021, we achieved many notable milestones thanks to the unwavering commitment and support from our employees, customers, and partners. Together, we were able to complete an IPO, simplify our capital structure, and form a bank holding company. We continue to grow and remain very optimistic about our future.” said Luis de la Aguilera, President and Chief Executive Officer. “The formation of the holding company provides more efficient access to capital while allowing flexibility for growth and acquisition strategies. We believe that forming a holding company places us in the best position to respond to evolving market conditions and enables us to take advantage of future opportunities.”

Profitability

•        Annualized return on average assets for the quarter ended December 31, 2021 was 1.23% compared to 1.11% in the fourth quarter of 2020.

•        Annualized return on average stockholders’ equity for the quarter ended December 31, 2021 was 11.08% compared to 9.96% in the fourth quarter of 2020.

•        The efficiency ratio for the quarter ended December 31, 2021 decreased to 55.74% compared to 63.81% for the fourth quarter in 2020.

•        Net interest margin (NIM) increased to 3.19% for the quarter ended December 31, 2021 compared to 3.14% for the fourth quarter in 2020.

•        Net interest income was $14.1 million for the quarter ended December 31, 2021, an increase of $2.6 million or 22.4% compared to the fourth quarter in 2020. The increase was primarily driven by higher loan and investment income along with lower deposit costs.

Balance Sheet

•        Total assets were $1.9 billion at December 31, 2021, representing an increase of $352.2 million or 23.5% from the fourth quarter in 2020.

•        Total deposits were $1.6 billion at December 31, 2021, representing an increase of $317.0 million or 24.9%, from the fourth quarter in 2020.

•        Total shareholders’ equity was $203.9 million at December 31, 2021, representing an increase of $32.9 million or 19.2% from the fourth quarter  in 2020.

•        Total loans were $1.2 billion at December 31, 2021, representing an increase of $151.6 million or 14.6% from the fourth quarter in 2020.

•        The Company purchased a portfolio of commercial real estate loans within the quarter with an aggregate principal balance of $36.0 million.

Asset Quality

•        The allowance for credit losses was $15.1 million at December 31, 2021 and 2020.

•        The allowance for credit losses represented 1.27% of total loans at December 31, 2021 compared to 1.45% at December 31, 2020.

•        Non-performing loans to total loans was 0.10% at December 31, 2021 compared to 0.15% at December 31, 2020.

Non-interest Income and Non-interest Expense

•        Non-interest income totaled $2.6 million for the three months ended December 31, 2021, an increase of $1.2 million or 81.9% compared to the same period in 2020. The increase was primarily driven by a $983 thousand gain on the sale of a building.

•        Non-interest expense was $9.3 million for the three months ended December 31, 2021 compared to $8.3 million for the same period in 2020.

Capital

•        The Company exceeded all regulatory capital requirements and remained significantly above “well-capitalized” guidelines. Total risk-based capital ratio was 14.92% at December 31, 2021 compared to 14.24% for the fourth quarter in 2020.

Conference Call and Webcast

USCB Financial Holdings, Inc. (the “Company”), will host a conference call on Friday, January 28, 2022, at 9:00 a.m. Eastern Time to discuss the Company’s unaudited financial results for the quarter ended December 31, 2021. To access the conference call, dial (844) 221-2148 (domestically) or (929) 517-0937 (internationally) and use conference code 4543356.

Additionally, interested parties can listen to a live webcast of the call in the “Investor Relations” section of the Company’s website at www.uscentury.com.  An archived version of the webcast will be available in the same location shortly after the live call has ended.

About USCB Financial Holdings, Inc.

USCB Financial Holdings, Inc., is a bank holding company that operates primarily through its wholly owned subsidiary, U.S. Century Bank. Established in 2002, U.S. Century Bank is one of the largest community banks headquartered in Miami, and one of the largest community banks in the state. U.S. Century Bank is rated 5-star by BauerFinancial, the nation’s leading independent bank rating firm. U.S. Century Bank offers customers a wide range of financial products and services. U.S. Century Bank has received awards and accolades from numerous organizations for its philanthropic support and leadership, including the Beacon Council, Greater Miami Chamber of Commerce, South Florida Hispanic Chamber of Commerce and others. For more information or to find a U.S. Century banking center near you, please call (305) 715-5200 or visit www.uscentury.com.

Forward-Looking Statements

Statements included in this earning release that are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “aim,” “plan,” “estimate,” “continue,” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. These forward-looking statements include statements related to our projected growth, anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, or business and growth strategies, including anticipated internal growth.

These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include, but are not limited to:

•        the strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•        the COVID-19 pandemic and its impact on us, our employees, customers and third-party service providers, and the ultimate extent of the impacts of the pandemic and related government stimulus programs;

•        our ability to successfully manage interest rate risk, credit risk, liquidity risk, and other risks inherent to our industry;

•        the accuracy of our financial statement estimates and assumptions, including the estimates used for our credit loss reserve and deferred tax asset valuation allowance;

•        the efficiency and effectiveness of our internal control environment;

•        our ability to comply with the extensive laws and regulations to which we are subject, including the laws for each jurisdiction where we operate;

•        legislative or regulatory changes and changes in accounting principles, policies, practices or guidelines, including the effects of forthcoming CECL implementation;

•        the effects of our lack of a diversified loan portfolio and concentration in the South Florida market, including the risks of geographic, depositor, and industry concentrations, including our concentration in loans secured by real estate;

•        the concentration of ownership of our Class A common stock;

•        our ability to fund or access the capital markets at attractive rates and terms and manage our growth, both organic growth as well as growth through other means, such as future acquisitions;

•        inflation, interest rate, unemployment rate, market, and monetary fluctuations;

•        increased competition and its effect on pricing of our products and services as well as our margins;

•        the effectiveness of our risk management strategies, including operational risks, including, but not limited to, client, employee, or third-party fraud and security breaches; and

•        other risks described from time to time in the Bank or the Company’s filings with the FDIC or SEC.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. Therefore, you are cautioned not to place undue reliance on any forward-looking statements. Further, forward-looking statements included in this presentation are made only as of the date hereof, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, unless required to do so under the federal securities laws. You should also review the risk factors described in the reports the Company filed or will file with the SEC and, for periods prior to the completion of the bank holding company reorganization, the Bank filed with the FDIC.

Non-GAAP Financial Measures

This earning release includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information includes certain operating performance measures. Management has included these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating the Company’s underlying performance trends. Further, management uses these measures in managing and evaluating the Company’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this earning release.

You should assume that all numbers are unaudited unless otherwise noted.

Contacts:

Investor Relations

InvestorRelations@uscentury.com

Media Relations

Martha Guerra-Kattou

(305) 715-5141

MGuerra@uscentury.com

USCB FINANCIAL HOLDINGS, INC. (UNAUDITED)
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Interest income:
Loans, including fees	$12,786	$11,549	$48,730	$47,078
Investment securities	2,216	1,492	7,886	5,248
Interest-bearing deposits in financial institutions	29	46	106	307
Total interest income	15,031	13,087	56,722	52,633
Interest expense:
Interest-bearing deposits	14	30	59	158
Savings and money markets accounts	510	545	2,082	3,095
Time deposits	292	864	1,531	4,709
Federal Home Loan Bank advances	139	149	554	1,074
Total interest expense	955	1,588	4,226	9,036
Net interest income before provision for credit losses	14,076	11,499	52,496	43,597
Provision for credit losses	-	-	(160)	3,250
Net interest income after provision for credit losses	14,076	11,499	52,656	40,347
Non-interest income:
Service fees	961	1,030	3,609	3,266
Gain on sale of securities available for sale, net	35	11	214	434
Gain (loss) on sale of loans held for sale, net	107	(1)	1,626	839
Gain on sale of other assets	983	-	983	-
Loan settlement	-	-	2,500	-
Other non-interest income	558	414	1,766	1,558
Total non-interest income	2,644	1,454	10,698	6,097
Non-interest expense:
Salaries and employee benefits	5,634	4,435	21,438	19,204
Occupancy	1,267	1,402	5,257	5,656
Regulatory assessment and fees	93	171	783	691
Consulting and legal fees	539	274	1,454	1,045
Network and information technology services	268	380	1,466	1,536
Other operating	1,518	1,603	5,279	4,904
Total non-interest expense	9,319	8,265	35,677	33,036
Net income before income tax expense	7,401	4,688	27,677	13,408
Income tax expense	1,751	449	6,600	2,588
Net income	5,650	4,239	21,077	10,820
Preferred stock dividend	-	782	2,077	3,127
Exchange and redemption of preferred shares	-	-	89,585	-
Net income (loss) available to common stockholders	$5,650	$3,457	$(70,585)	$7,693
Allocation of net income (loss) per common stock class: (1)
Class A	$5,650	$2,629	$(70,585)	$5,851
Class B	$-	$828	$-	$1,842
Per share information: (1)
Class A common stock (2)
Net income (loss) per share, basic	$0.30	$0.68	$(6.72)	$1.51
Net income (loss) per share, diluted	$0.30	$0.67	$(6.72)	$1.50
Class B common stock
Net income per share, basic	$-	$0.14	$-	$0.30
Net income per share, diluted	$-	$0.14	$-	$0.30
Weighted average shares outstanding:
Class A common stock (2)
Basic	18,913,914	3,887,512	10,507,530	3,887,480
Diluted	19,023,686	3,911,322	10,507,530	3,911,290
Class B common stock
Basic	-	6,121,052	-	6,121,052
Diluted	-	6,121,052	-	6,121,052

(1)  The allocation of net income (loss) available to common stockholders was based on the weighted average shares outstanding per common share class to the total weighted average shares outstanding during each period. The income (loss) allocation is calculated using the weighted average shares outstanding of Class B common stock on a as-converted basis (20% per share equivalent to Class A common stock). For the three and twelve months ended December 31, 2021, there were no issued and outstanding Class B common stock due to the exchange of all Class B common stock into Class A common stock that occurred on December 21, 2021.

(2)  For the three and twelve months ended December 31, 2020, the common stock outstanding, weighted average shares and net income per share for the Class A common stock were adjusted to reflect the 1 for 5 reverse stock split that occurred in June of 2021.

USCB FINANCIAL HOLDINGS, INC. (UNAUDITED)
SELECTED FINANCIAL DATA
(Dollars in thousands, except per share data)

	As of and for the three months ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Income Statement Data:
Net interest income	$14,076	$13,471	$12,474	$12,475	$11,499
Provision for credit losses	-	-	-	(160)	-
Net interest income after provision for credit losses	14,076	13,471	12,474	12,635	11,499
Service fees	961	856	903	889	1,030
Gain (loss) on sale of securities available for sale, net	35	(70)	187	62	11
Gain (loss) on sale of loans held for sale, net	107	532	23	964	(1)
Gain on sale of other assets	983	-	-	-	-
Loan settlement	-	2,500	-	-	-
Other income	558	399	403	406	414
Total non-interest income	2,644	4,217	1,516	2,321	1,454
Salaries and employee benefits	5,634	5,313	5,213	5,278	4,435
Occupancy	1,267	1,192	1,411	1,387	1,402
Regulatory assessment and fees	93	317	195	178	171
Consulting and legal fees	539	357	373	185	274
Network and information technology services	268	358	332	508	380
Other operating	1,518	1,470	1,150	1,141	1,603
Total non-interest expenses	9,319	9,007	8,674	8,677	8,265
Net income before income tax expense	7,401	8,681	5,316	6,279	4,688
Income tax expense	1,751	2,088	1,263	1,498	449
Net income	5,650	6,593	4,053	4,781	4,239
Preferred stock dividend	-	542	754	781	782
Exchange and redemption of preferred shares	-	89,585	-	-	-
Net income (loss) available to common stockholders	$5,650	$(83,534)	$3,299	$4,000	$3,457
Allocation of net income (loss) per common stock class: (1)
Class A	$5,650	$(77,278)	$2,509	$3,042	$2,629
Class B	$-	$(6,256)	$790	$958	$828
Per share information:
Class A common stock (2)
Net income (loss) per share, basic	$0.30	$(5.11)	$0.65	$0.78	$0.68
Net income (loss) per share, diluted	$0.30	$(5.11)	$0.64	$0.78	$0.67
Class B common stock
Net income (loss) per share, basic	$-	$(1.02)	$0.13	$0.16	$0.14
Net income (loss) per share, diluted	$-	$(1.02)	$0.13	$0.16	$0.14
Balance Sheet Data (at period-end):
Cash and cash equivalents	$46,228	$69,597	$47,117	$105,940	$47,734
Securities available-for-sale	$401,542	$328,171	$395,804	$341,344	$334,322
Securities held-to-maturity	$122,658	$99,866	$-	$-	$-
Loans held for investment (3)	$1,190,081	$1,176,412	$1,145,095	$1,103,981	$1,038,504
Allowance for credit losses	$(15,057)	$(14,900)	$(14,848)	$(15,009)	$(15,086)
Total assets	$1,853,939	$1,755,011	$1,667,005	$1,633,359	$1,501,742
Non-interest-bearing deposits	$605,425	$570,091	$555,993	$516,550	$442,467
Interest-bearing deposits	$984,954	$914,498	$882,783	$887,681	$830,935
Federal Home Loan Bank advances and other borrowings	$36,000	$36,000	$36,000	$36,000	$36,000
Total liabilities	$1,650,042	$1,553,093	$1,500,703	$1,462,934	$1,330,741
Total stockholders' equity	$203,897	$201,918	$166,302	$170,425	$171,001
Capital ratios:
Leverage ratio	9.55%	9.69%	7.91%	8.57%	8.61%
Common equity tier 1 capital	13.70%	13.85%	9.24%	9.47%	9.71%
Tier 1 risk-based capital	13.70%	13.85%	11.44%	12.54%	12.99%
Total risk-based capital	14.92%	15.10%	12.69%	13.80%	14.24%

(1)  The allocation of net income (loss) available to common stockholders was based on the weighted average shares outstanding per common share class to the total weighted average shares outstanding during each period. The income (loss) allocation is calculated using the weighted average shares outstanding of Class B common stock on a as-converted basis (20% per share equivalent to Class A common stock). For the three months ended December 31, 2021, there were no issued and outstanding Class B common stock due to the exchange of all Class B common stock into Class A common stock that occurred on December 21, 2021.

(2) The quarters ended June 30, 2021 and prior were all adjusted for the 1 for 5 reverse stock split.
(3) Loan amounts include deferred fees/costs.

USCB FINANCIAL HOLDINGS, INC. (UNAUDITED)
AVERAGE BALANCES, RATIOS, AND OTHER
(Dollars in thousands)

	As of and for the three months ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Average balance sheet data:
Cash and cash equivalents	$87,819	$116,622	$108,028	$86,157	$154,415
Securities available-for-sale	$374,589	$346,407	$382,990	$334,723	$251,294
Securities held-to-maturity	$114,108	$51,238	$-	$-	$-
Loans held for investment(1)	$1,158,755	$1,144,275	$1,088,492	$1,071,782	$1,036,249
Total assets	$1,828,037	$1,741,423	$1,660,060	$1,573,881	$1,522,735
Interest-bearing deposits	$958,241	$912,330	$896,271	$861,300	$854,206
Non-interest-bearing deposits	$603,735	$564,928	$535,894	$482,376	$437,221
Total deposits	$1,561,976	$1,477,258	$1,432,165	$1,343,676	$1,291,427
Federal Home Loan Bank advances and other borrowings	$36,000	$36,000	$36,000	$36,000	$37,522
Total liabilities	$1,625,675	$1,546,414	$1,493,129	$1,402,305	$1,353,424
Total stockholders' equity	$202,362	$195,009	$166,931	$171,576	$169,311
Performance ratios:
Return on average assets (2)	1.23%	1.50%	0.98%	1.23%	1.11%
Return on average equity (2)	11.08%	13.41%	9.74%	11.30%	9.96%
Net interest margin (2)	3.19%	3.19%	3.14%	3.35%	3.14%
Non-interest income to average assets (2)	0.57%	0.96%	0.37%	0.60%	0.38%
Efficiency ratio (3)	55.74%	50.92%	62.00%	58.64%	63.81%
Loans by type (at period end): (4)
Residential real estate	$201,359	$201,124	$213,575	$231,554	$232,754
Commercial real estate	$704,988	$693,469	$673,944	$650,762	$606,425
Commercial and industrial	$146,592	$137,486	$155,440	$174,546	$157,330
Foreign banks	$59,491	$58,839	$62,042	$45,659	$38,999
Consumer and other	$79,229	$87,515	$43,979	$5,627	$5,507
Asset quality data:
Allowance for credit losses to total loans	1.27%	1.27%	1.30%	1.36%	1.45%
Allowance for credit losses to non-performing loans	1,265%	82,778%	74,240%	2,214%	956%
Non-accrual loans less non-accrual TDRs	1,190	-	-	228	303
Non-accrual TDRs	-	18	20	450	1,275
Loans- over 90 days past due and accruing	-	-	-	-	-
Total non-performing loans(5)	1,190	18	20	678	1,578
Non-performing loans to total loans	0.10%	0.00%	0.00%	0.06%	0.15%
Non-performing assets to total assets	0.06%	0.00%	0.00%	0.04%	0.11%
Net charge-offs (recoveries of) to average loans (2)	(0.05)%	(0.02)%	0.06%	(0.03)%	0.05%
Net charge-offs (recovery of) credit losses	(157)	(51)	160	(83)	121
Interest rates and yields:(2)
Loans	4.32%	4.29%	4.19%	4.43%	4.36%
Investment securities	1.81%	1.86%	2.04%	2.19%	2.35%
Total interest-earning assets	3.41%	3.43%	3.41%	3.69%	3.57%
Deposits	0.21%	0.22%	0.26%	0.34%	0.44%
Borrowings and repurchase agreements	1.51%	1.52%	1.52%	1.52%	1.55%
Total interest-bearing liabilities	0.38%	0.40%	0.45%	0.57%	0.71%
Other information:
Full-time equivalent employees	187	184	183	186	179

(1) Loan amounts include deferred fees/costs.
(2) Annualized.
(3) Efficiency ratio is defined as total non-interest expense divided by sum of net interest income and total non-interest income.
(4) Loan amounts exclude deferred fees/costs.

(5)  The amounts for total non-performing loans and total non-performing assets are the same for the periods presented since there were no impaired investments or other real estate owned (OREO) recorded.

USCB FINANCIAL HOLDINGS, INC. (UNAUDITED)
NET INTEREST MARGIN
(Dollars in thousands)

	Three Months Ended December 31,
	2021			2020
	Average Balance	Interest	Yield/Rate (1)	Average Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Loans (2)	$1,158,755	$12,786	4.32%	$1,036,249	$11,549	4.36%
Investment securities (3)	490,797	2,216	1.81%	254,070	1,492	2.35%
Other interest earnings assets	80,170	29	0.14%	145,895	46	0.12%
Total interest-earning assets	1,729,722	15,031	3.41%	1,436,214	13,087	3.75%
Non-interest earning assets	98,315			86,521
Total assets	$1,828,037			$1,522,735
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$56,558	$14	0.10%	$48,530	$30	0.25%
Saving and money market deposits	673,993	510	0.30%	541,824	545	0.40%
Time deposits	227,690	292	0.51%	263,852	864	1.30%
Total interest-bearing deposits	958,241	816	0.34%	854,206	1,439	0.67%
Borrowings and repurchase agreements	36,000	139	1.51%	37,522	149	1.55%
Total interest-bearing liabilities	994,241	955	0.38%	891,728	1,588	0.71%
Non-interest bearing demand deposits	603,735			437,221
Other non-interest-bearing liabilities	27,699			24,475
Total liabilities	1,625,675			1,353,424
Stockholders' equity	202,362			169,311
Total liabilities and stockholders' equity	$1,828,037			$1,522,735
Net interest income		$14,076			$11,499
Net interest spread (4)			3.03%			2.86%
Net interest margin (5)			3.19%			3.14%

(1) Annualized.
(2) Average loan balances include non-accrual loans. Interest income on loans includes accretion of deferred loan fees, net of deferred loan costs.
(3) At fair value except for securities held to maturity.
(4) Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(5) Net interest margin is the ratio of net interest income to total interest-earning assets.

USCB FINANCIAL HOLDINGS, INC. (UNAUDITED)
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	As of and for the three months ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Pre-Tax Pre-Provision ("PTPP") Income:
Net income	$5,650	$6,593	$4,053	$4,781	$4,239
Plus: Provision for income taxes	1,751	2,088	1,263	1,498	449
Plus: Provision for (recovery of) credit losses	-	-	-	(160)	-
PTPP income	$7,401	$8,681	$5,316	$6,119	$4,688

PTPP Return on Average Assets:
PTPP income	$7,401	$8,681	$5,316	$6,119	$4,688
Average assets	$1,828,037	$1,741,423	$1,660,060	$1,573,881	$1,522,735
PTPP return on average assets (1)	1.61%	1.98%	1.28%	1.58%	1.22%

Operating Net Income:
Net income	$5,650	$6,593	$4,053	$4,781	$4,239
Less: Net gains (losses) on sale of securities	35	(70)	187	62	11
Less: Tax effect on sale of securities	(9)	17	(46)	(15)	(3)
Operating net income	$5,624	$6,646	$3,912	$4,734	$4,231

Operating PTPP Income:
PTPP income	$7,401	$8,681	$5,316	$6,119	$4,688
Less: Net gains (losses) on sale of securities	35	(70)	187	62	11
Operating PTPP Income	$7,366	$8,751	$5,129	$6,057	$4,677

Operating PTPP Return on Average Assets:
Operating PTPP income	$7,366	$8,751	$5,129	$6,057	$4,677
Average assets	$1,828,037	$1,741,423	$1,660,060	$1,573,881	$1,522,735
Operating PTPP Return on average assets (1)	1.60%	1.99%	1.24%	1.56%	1.22%

Operating Return on Average Asset:
Operating net income	$5,624	$6,646	$3,912	$4,734	$4,231
Average assets	$1,828,037	$1,741,423	$1,660,060	$1,573,881	$1,522,735
Operating return on average assets (1)	1.22%	1.51%	0.95%	1.22%	1.11%

(1) Annualized.

USCB FINANCIAL HOLDINGS, INC. (UNAUDITED)
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share data)

	As of and for the three months ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Tangible Book Value per Common Share (at period-end):
Total stockholders' equity (GAAP)	$203,897	$201,918	$166,302	$170,425	$171,001
Less: Intangible assets	-	-	-	-	-
Less: Preferred stock	-	-	24,616	32,077	32,077
Tangible stockholders' equity (non-GAAP)	$203,897	$201,918	$141,686	$138,348	$138,924
Total shares issued and outstanding (at period-end):
Class A common shares	19,991,753	18,767,541	3,889,469	3,889,469	3,889,469
Class B common shares	-	1,224,212	1,224,212	1,224,212	1,224,212
Total common shares outstanding	19,991,753	19,991,753	5,113,681	5,113,681	5,113,681
Tangible book value per common share (non-GAAP)	$10.20	$10.10	$27.71	$27.05	$27.17

Operating Net Income Available to Common Stockholders:
Net income (GAAP)	$5,650	$6,593	$4,053	$4,781	$4,239
Less: Preferred dividends	-	542	754	781	782
Less: Exchange and redemption of preferred shares	-	89,585	-	-	-
Net income (loss) available to common stockholders (GAAP)	5,650	(83,534)	3,299	4,000	3,457
Add back: Exchange and redemption of preferred shares	-	89,585	-	-	-
Operating net income avail. to common stock (non-GAAP) (1)	$5,650	$6,051	$3,299	$4,000	$3,457
Allocation of operating net income per common stock class:
Class A common stock	$5,650	$5,598	$2,509	$3,042	$2,629
Class B common stock	$-	$453	$790	$958	$828
Weighted average shares outstanding:
Class A common stock
Basic	18,913,914	15,121,460	3,889,469	3,889,469	3,887,512
Diluted	19,023,686	15,187,729	3,933,636	3,913,279	3,911,322
Class B common stock
Basic	-	6,121,052	6,121,052	6,121,052	6,121,052
Diluted	-	6,121,052	6,121,052	6,121,052	6,121,052
Diluted EPS: (1) (2) (3)
Class A common stock
Net income (loss) per diluted share (GAAP)	$0.30	$(5.11)	$0.64	$0.78	$0.67
Add back: Exchange and redemption of preferred shares	-	5.48	-	-	-
Operating net income per diluted share (non-GAAP)	$0.30	$0.37	$0.64	$0.78	$0.67
Class B common stock
Net income (loss) per diluted share (GAAP)	$-	$(1.02)	$0.13	$0.16	$0.14
Add back: Exchange and redemption of preferred shares	-	1.09	-	-	-
Operating net income per diluted share (non-GAAP)	$-	$0.07	$0.13	$0.16	$0.14

(1) The Company believes these non-GAAP measurements are a key indicator of the ongoing earnings power of the Company.

(2)  For the quarter ended September 30, 2021, basic net loss per share is the same as diluted net loss per share as the inclusion of all potential common shares outstanding would have been antidilutive.

(3)  During the quarter ended December 31, 2021, the Company entered into agreements with the Class B shareholders to exchange all outstanding Class B non-voting stock for Class A voting common stock at a ratio of 5 to 1. In calculating net income (loss) per diluted share for the prior quarters presented, the allocation of operating net income available to common stockholders was based on the weighted average shares outstanding per common share class to the total weighted average shares outstanding during each period. The operating net income allocation was calculated using the weighted average shares outstanding of Class B common stock on a as-converted basis.

USCB FINANCIAL HOLDINGS, INC. (UNAUDITED)
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share data)

	Year Ended December 31,
	2021	2020
Operating Net Income Available to Common Stockholders:
Net income (GAAP)	$21,077	$10,820
Less: Preferred dividends	2,077	3,127
Less: Exchange and redemption of preferred shares	89,585	-
Net income (loss) available to common stockholders (GAAP)	(70,585)	7,693
Add back: Exchange and redemption of preferred shares	89,585	-
Operating net income avail. to common stock (non-GAAP) (1)	$19,000	$7,693
Allocation of operating net income per common stock class:
Class A common stock	$19,000	$5,851
Class B common stock	$-	$1,842
Weighted average shares outstanding:
Class A common stock
Basic	10,507,530	3,887,480
Diluted	10,567,833	3,911,290
Class B common stock
Basic	-	6,121,052
Diluted	-	6,121,052
Diluted EPS: (1) (2)
Class A common stock
Net income (loss) per diluted share (GAAP)	$(6.72)	$1.50
Add back: Exchange and redemption of preferred shares	8.53	-
Operating net income per diluted share (non-GAAP)	$1.81	$1.50
Class B common stock
Net income per diluted share (GAAP)	$-	$0.30
Add back: Exchange and redemption of preferred shares	-	-
Operating net income per diluted share (non-GAAP)	$-	$0.30

(1) The Company believes these non-GAAP measurements are a key indicator of the ongoing earnings power of the Company.

(2)  During the year ended December 31, 2021, the Company entered into agreements with the Class B shareholders to exchange all outstanding Class B non-voting stock for Class A voting common stock at a ratio of 5 to 1. As such, there are no issued and outstanding shares of Class B common stock for the year ended 2021.